Exhibit 107

CALCULATION OF FILING FEE TABLE

Form F-3

(Form Type)

Wallbox N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”)		(1)(2)	(3)	(3)	—	—
	Other	Warrants		(1)(2)	(3)	(3)	—	—
	Other	Rights		(1)(2)	(3)	(3)	—	—
	Other	Units		(1)(2)	(3)	(3)	—	—
	Unallocated (Universal) Shelf		457(o)			$500,000,000	0.00011020	$55,100
	Total Offering Amounts					$500,000,000	0.00011020	$55,100
	Total Fees Previously Paid					—		—
	Total Fee Offsets					—		—
	Net Fee Due							$55,100

(1)

The securities registered hereunder include such indeterminate number of (a) Class A Shares, (b) warrants to subscribe for Class A Shares, (c) rights to subscribe for Class A Shares and (d) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. In addition, an unspecified number of additional shares of Class A Shares is being registered as may be issued from time to time upon conversion of any securities that are convertible into shares of Class A Shares or pursuant to any anti-dilution adjustments with respect to any such convertible securities.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”)	93,601,146(4)(5)	$1,020,252,491.40	F-1	333-260652	November 12, 2021

(4)

Represents Class A Shares to be offered and sold by the selling securityholders previously registered under the registrant’s Registration Statement on Form F-1 (File No. 333-260652), initially filed with the Securities and Exchange Commission on November 1, 2021, and declared effective on November 12, 2021 (as amended, the “Prior Registration Statement”), consisting of (i) 70,150,353 Class A Shares that were issued on completion of the Business Combination (the “Business Combination”) between the Company, Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”), Wallbox B.V., a private company with limited liability incorporated under the Laws of the Netherlands (besloten vennootschap) to holders of the capital stock of Wallbox Chargers, S.L., a Spanish limited liability company (sociedad limitada), (ii) 200,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination, and (iii) 23,250,793 Class A Shares issuable upon conversion of Class B ordinary shares, nominal value of €1.20 per share.

(5)

No registration fee is payable because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 of the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.